EXHIBIT 99.1

Equity Office Properties Trust	Two North Riverside
Plaza, Suite 2100
Chicago, Illinois 60606

phone 312.466.3300
fax 312.454.0332
www.equityoffice.com

Equity Office (Investors/Analysts):	Equity Office (Media):
Diane Morefield	Terry Holt
312.466.3286	312.466.3102

For Immediate Release

EQUITY OFFICE ANNOUNCES FIRST QUARTER 2004 RESULTS

CHICAGO (May 3, 2004) — Equity Office Properties Trust (NYSE: EOP) reported results today for the first quarter ended March 31, 2004. Net income available to common shareholders totaled $65.3 million, or $.16 per fully diluted share, commonly referred to as earnings per share (EPS). The first quarter 2004 results include a $33.7 million charge for the cumulative effect of a change in accounting principle as a result of the consolidation of Sun America Center, in accordance with FASB Interpretation No. 46 (FIN 46). Net income available to common shareholders in the first quarter of 2003 totaled $141.7 million with fully diluted EPS of $.35. The decline in earnings was primarily a result of asset sales and joint ventures totaling approximately $1.5 billion that occurred during 2003, a decline in occupancy, and a decline in rental rates on new and renewal leases. Earnings per share before the cumulative effect of a change in accounting principle were $.23 in the first quarter 2004.

Funds from operations available to common shareholders plus assumed conversions (FFO) for the first quarter 2004 totaled $302.4 million, or $.66 per fully diluted common share, as compared to FFO for the same period in 2003 of $338.8 million, or $.72 per fully diluted common share. See the attachment to this press release for a reconciliation of FFO and FFO per share to net income and net income per share, respectively, the most directly comparable GAAP measures.

Same-store property net operating income (defined as operating revenues, including straight-line rents, and less property operating expenses) for the first quarter 2004 decreased 3.1%, as compared to the first quarter of 2003. Occupancy on this same-store portfolio, comprising 714 office and industrial properties acquired on or prior to January 1, 2003, decreased from 87.9% at the beginning of this period to 86.0% at March 31, 2004. This decrease was the primary cause for the decline in same-store results.

“Our first quarter financial results were in line with our expectations,” commented Richard D. Kincaid, Equity Office’s president and chief executive officer. “We were particularly pleased to see a reduction in tenant improvement costs and early lease terminations during the quarter.”

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“At a macro level, we are encouraged by the second consecutive quarterly decline in office vacancy rates, in the quarter’s broad-based positive net office space absorption, and in the positive office job growth that occurred in March. It appears as though the long awaited economic recovery is starting to positively impact our industry. While conditions in most markets continue to be challenging, and are likely to remain that way for the foreseeable future, we anticipate a gradual improvement in office fundamentals over the balance of 2004 and into 2005.”

Leasing and Occupancy Results

The office portfolio occupancy at March 31, 2004, was 86.1%, as compared to occupancy of 87.2% at the end of the first quarter of 2003, and 86.3% at year-end 2003. Asset sales and early lease terminations caused the occupancy decline.

Lease termination fees, including those recognized as income from joint ventures, totaled $22.8 million during the first quarter 2004, compared to $13.3 million during the first quarter of 2003 and $27.0 million during the fourth quarter of 2003. Early lease terminations in the first quarter 2004 reduced office occupancy by approximately 929,000 square feet, or roughly .8%.

Office leases that commenced during the first quarter totaled approximately 5.4 million square feet, as compared to 5.7 million square feet in the first quarter of 2003. The weighted average annual gross rental rate, including straight-line rent and estimated expense reimbursements, was $24.50 on new and renewal leases. This rental rate represents an 8.4% decline from the weighted average gross rental rate on expiring and terminated leases during the quarter. The gross rental rate decline on new and renewal leases compared to the rate on expiring leases only was 4.9%.

The tenant improvement and leasing commission (TI/LC) costs for the office leases that commenced during the first quarter totaled $17.14 per square foot on a weighted average basis. This compares to weighted average TI/LC costs of $14.21 per square foot in the first quarter of 2003 and $21.83 per square foot in the fourth quarter of 2003. For the full year 2004, Equity Office continues to anticipate weighted average TI/LC costs in the $18 to $20 per square foot range.

Investment Activity

During the first quarter, EOP acquired the remaining economic interest in 1301 Avenue of the Americas, a 1.8 million-square-foot building in midtown Manhattan. The approximate 15% economic interest was acquired for $60.7 million plus the assumption of $83 million in debt. This asset is now consolidated in EOP’s financial statements.

In addition, Equity Office sold Cal Center in Sacramento, California, for $18.5 million.

Share Repurchase Program

The company continued to repurchase common shares under its $600 million approved share repurchase program. To date, EOP has repurchased 23.2 million common shares for a total of $589 million at a weighted average cost of $25.37 per share.

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Financing Activity

Equity Office redeemed all of its 4,562,900 outstanding 8 5/8% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest in January for approximately $114.6 million, including accrued distributions. The deferred issuance costs of approximately $4.1 million related to these preferred shares were reflected as a preferred distribution during the first quarter.

In March, EOP Operating Limited Partnership issued $1 billion of 4.75% senior unsecured notes due March 15, 2014. Immediately following this offering, the company entered into $1 billion of fixed-to-floating interest rate swaps, with the same maturity date, securing an all-in floating rate on the notes of LIBOR plus 122 basis points.

EPS and FFO Guidance

Equity Office is confirming its EPS guidance, adjusted for the impact of the cumulative effect of a change in accounting principle, and its 2004 FFO guidance. The change in accounting principle lowers the company’s previously announced EPS guidance for 2004 by $0.07 per share, which is the amount resulting from the change in accounting principle on a per share basis. The previously announced FFO guidance for 2004 is not affected by this change.

Guidance for 2004	Range
Fully Diluted EPS	$0.78 - $0.93
Plus: Real Estate Depreciation and Amortization	$1.71 - $1.71
Plus: Impact of cumulative effect of change in accounting principle	$0.07 - $0.07
Less: Adjustment related to assumed conversion of Series B preferred shares	$(0.01 - $0.01)
Fully Diluted FFO per share	$2.55 - $2.70

Due to the uncertain nature of property acquisitions and dispositions, the guidance ranges do not include the effect of any future property acquisitions or dispositions, including any associated gains, losses or impairments. The company is not able to assess at this time the potential impact of such acquisitions or dispositions on future FFO and EPS. By definition, FFO does not include gains or losses on the sale of properties, but does include impairment charges.

Conference Call Details

Management will discuss its 2004 first quarter results on EOP’s earnings conference call scheduled for Tuesday, May 4, 2004, at 9:00 AM CDT. The conference call telephone number is 888-453-1739. Participants should dial in 15 minutes before the scheduled start of the call. The pass code to access the call is “EOP.” Participants calling from outside of North America should dial 484-630-5733. A replay of the call will be available until May 11, 2004, by calling 800-283-0306. No pass code is necessary. For callers outside of North America, the replay telephone number is 402-998-1053.

A live webcast of the conference call will be available in listen-only mode at www.equityoffice.com and at www.fulldisclosure.com.

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In addition to the information provided in this release, Equity Office publishes a quarterly Supplemental Operating and Financial Data Report, which can be found at http://www.equityoffice.com, in the Investor Relations section, and as part of a Form 8-K furnished to the SEC. Hard copies of the Supplemental Operating and Financial Data Report are also available via mail by calling 800-692-5304.

Forward-Looking Statements

Certain matters discussed in this release are forward-looking statements within the meaning of the federal securities laws. Although Equity Office believes the expectations reflected in these forward-looking statements are based on reasonable assumptions, forward-looking statements are not guarantees of performance, and Equity Office can give no assurance that its expectations will be realized. Actual results may differ materially from those indicated by such forward-looking statements due to a variety of risks and uncertainties, many of which are beyond Equity Office’s ability to control or predict. Among these risks and uncertainties are changes in general economic conditions; the extent, duration and strength of any economic recovery; the extent of any tenant bankruptcies and insolvencies; Equity Office’s ability to maintain occupancy and to timely lease or re-lease space at anticipated net effective rents, calculated after giving effect to any required tenant improvement and leasing costs as well as rent abatements; the amount of lease termination fees, if any; the cost and availability of debt and equity financing; Equity Office’s ability to timely complete and lease current and future development projects on budget and in accordance with expectations; Equity Office’s ability to realize anticipated cost savings and to otherwise create and realize economic benefits of scale; Equity Office’s ability to obtain, at a reasonable cost, adequate insurance coverage for catastrophic events, such as earthquakes and terrorist acts; and other risks and uncertainties detailed from time to time in Equity Office’s filings with the SEC, including its 2003 Form 10-K and Form 8-K filed with the SEC on March 22, 2004. Equity Office assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Equity Office Properties Trust (NYSE: EOP), operating through its various subsidiaries and affiliates, is the nation’s largest publicly held office building owner and manager with a portfolio of 684 buildings comprising 122.8 million square feet in 18 states and the District of Columbia. Equity Office has an ownership presence in 27 Metropolitan Statistical Areas (MSAs) and in 125 submarkets, enabling it to provide a wide range of office solutions for local, regional and national customers. For more company information visit the Equity Office Web site at http://www.equityoffice.com.

# # #
(Summary Financial Information Attached)

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Equity Office Properties Trust
Consolidated Statements of Operations
(Unaudited)

	For the three months ended March 31,
	2004	2003
	(Dollars in thousands, except per share amounts)
Revenues:
Rental	$635,286	$634,651
Tenant reimbursements	102,982	102,841
Parking	28,973	26,624
Other	25,912	19,617
Fee income	3,060	4,936

Total revenues	796,213	788,669

Expenses:
Depreciation	170,081	154,836
Amortization	17,743	14,243
Real estate taxes	84,443	89,533
Insurance	10,247	6,214
Repairs and maintenance	79,556	78,135
Property operating	106,792	96,814
Ground rent	5,346	4,596
Corporate general and administrative	11,309	13,502

Total expenses	485,517	457,873

Operating income	310,696	330,796

Other income / expense:
Interest / dividend income	1,321	3,227
Realized gain on sale of marketable securities	—	8,143
Interest:
Expense incurred	(205,538)	(205,323)
Amortization of deferred financing costs and prepayment expenses	(2,171)	(1,692)

Total other income / expense	(206,388)	(195,645)

Income before income taxes, allocation to minority interests, and income from investments in unconsolidated joint ventures	104,308	135,151
Income taxes	262	(996)
Minority Interests:
EOP Partnership	(7,949)	(17,314)
Partially owned properties	(2,574)	(2,516)
Income from investments in unconsolidated joint ventures	15,718	20,764

Income from continuing operations	109,765	135,089
Discontinued operations (including net gain on sales of real estate of $2,195 and $7,277, respectively)	1,971	22,089

Income before cumulative effect of a change in accounting principle	111,736	157,178
Cumulative effect of a change in accounting principle	(33,697)	—

Net income	78,039	157,178
Preferred distributions	(12,748)	(15,461)

Net income available to common shareholders	$65,291	$141,717

Earnings per share — basic:
Income from continuing operations per share	$0.23	$0.30

Net income available to common shareholders per share	$0.16	$0.35

Weighted average Common Shares outstanding	399,757,911	408,283,546

Earnings per share — diluted:
Income from continuing operations per share	$0.23	$0.30

Net income available to common shareholders per share	$0.16	$0.35

Weighted average Common Shares outstanding and dilutive potential common shares	451,142,921	459,301,852

Distributions declared per Common Share outstanding	$0.50	$0.50

Equity Office Properties Trust
Consolidated Balance Sheets

	March 31, 2004
	(Unaudited)	December 31, 2003
	(Dollars in thousands,
	except per share amounts)
Assets:
Investments in real estate	$25,160,623	$23,985,839
Developments in process	64,377	75,232
Land available for development	251,151	251,151
Accumulated depreciation	(2,825,922)	(2,578,082)

Investments in real estate, net of accumulated depreciation	22,650,229	21,734,140
Cash and cash equivalents	54,984	69,398
Tenant and other receivables (net of allowance for doubtful accounts of $8,615 and $6,490, respectively)	85,890	79,880
Deferred rent receivable	426,945	379,329
Escrow deposits and restricted cash	60,281	75,186
Investments in unconsolidated joint ventures	972,675	1,127,232
Deferred financing costs (net of accumulated amortization of $55,682 and $48,176, respectively)	70,643	64,337
Deferred leasing costs and other related intangibles (net of accumulated amortization of $175,110 and $157,445, respectively)	340,238	314,568
Prepaid expenses and other assets (net of discounts of $3,181 and $66,200, respectively)	217,355	344,940

Total Assets	$24,879,240	$24,189,010

Liabilities, Minority Interests, Mandatorily Redeemable Preferred Shares and Shareholders’ Equity:
Liabilities:
Mortgage debt (including a net (discount) of $(13,565) and $(13,663), respectively)	$2,881,178	$2,315,889
Unsecured notes (including a net (discount) / premium of $(11,783) and $12,412, respectively)	9,404,717	8,828,912
Line of credit	5,800	334,000
Accounts payable and accrued expenses	433,503	573,069
Distribution payable	229,073	3,899
Other liabilities (net of a (discount) of $(30,741) and $0, respectively)	472,333	398,273

Total Liabilities	13,426,604	12,454,042

Minority Interests:
EOP Partnership	1,159,319	1,191,741
Partially owned properties	192,156	183,863

Total Minority Interests	1,351,475	1,375,604

Mandatorily Redeemable Preferred Shares:
5.25% Series B Convertible, Cumulative Redeemable Preferred Shares, liquidation preference $50.00 per share, 5,990,000 issued and outstanding	299,500	299,500

Shareholders’ Equity:
Preferred Shares, 100,000,000 authorized:
8.625% Series C Cumulative Redeemable Preferred Shares, liquidation preference $25.00 per share, 0 and 4,562,900 issued and outstanding	—	114,073
7.75% Series G Cumulative Redeemable Preferred Shares, liquidation preference $25.00 per share, 8,500,000 issued and outstanding	212,500	212,500
Common Shares, $0.01 par value; 750,000,000 shares authorized, 403,346,444 and 400,460,388 issued and outstanding, respectively	4,033	4,005
Other Shareholders’ Equity:
Additional paid in capital	10,456,833	10,396,864
Deferred compensation	(3,942)	(5,889)
Dividends in excess of accumulated earnings	(788,357)	(652,036)
Accumulated other comprehensive loss (net of accumulated amortization of $22)	(79,406)	(9,653)

Total Shareholders’ Equity	9,801,661	10,059,864

Total Liabilities, Minority Interests, Mandatorily Redeemable Preferred Shares and Shareholders’ Equity	$24,879,240	$24,189,010

Equity Office Properties Trust
Segment Information
March 31, 2004

     Our primary business is the ownership and operation of Office Properties. We account for each Office Property as an individual operating segment and have aggregated the related operating accounts into a single operating segment for financial reporting purposes due to the fact that the individual operating segments have similar economic characteristics. The property net operating income from continuing operations generated at the “Corporate and Other” segment consist primarily of the Industrial Properties. The “Other revenues” generated at the “Corporate and Other” segment consist primarily of fee income from the management of office properties owned by third parties, interest and dividend income from various investments and realized gains on sale of certain marketable securities.

	For the three months ended			For the three months ended
	March 31, 2004			March 31, 2003
	Office	Corporate		Office	Corporate
	Properties	and Other	Consolidated	Properties	and Other	Consolidated
	(Dollars in thousands)			(Dollars in thousands)
Property operating revenues (1)	$782,332	$10,821	$793,153	$771,586	$12,147	$783,733
Property operating expenses (2)	(278,397)	(2,641)	(281,038)	(268,103)	(2,593)	(270,696)

Property net operating income from continuing operations	503,935	8,180	512,115	503,483	9,554	513,037

Adjustments to arrive at net income:
Other revenues	1,229	3,152	4,381	471	15,835	16,306
Interest expense (3)	(53,009)	(154,700)	(207,709)	(43,612)	(163,403)	(207,015)
Depreciation and amortization	(180,463)	(7,361)	(187,824)	(163,562)	(5,517)	(169,079)
Ground rent	(5,346)	—	(5,346)	(4,596)	—	(4,596)
General and administrative	—	(11,309)	(11,309)	—	(13,502)	(13,502)

Total	(237,589)	(170,218)	(407,807)	(211,299)	(166,587)	(377,886)

Income before income taxes, allocation to minority interests and income from investments in unconsolidated joint ventures	266,346	(162,038)	104,308	292,184	(157,033)	135,151
Income taxes	42	220	262	(177)	(819)	(996)
Minority interests	(2,567)	(7,956)	(10,523)	(2,506)	(17,324)	(19,830)
Income from investments in unconsolidated joint venture	15,354	364	15,718	20,999	(235)	20,764

Income from continuing operations	279,175	(169,410)	109,765	310,500	(175,411)	135,089
Discontinued operations (including net gain on sales of real estate of $2,195 and $7,277, respectively)	1,971	—	1,971	22,184	(95)	22,089

Income before cumulative effect of a change in accounting principle	281,146	(169,410)	111,736	332,684	(175,506)	157,178
Cumulative effect of a change in accounting principle	(33,697)	—	(33,697)	—	—	—

Net income	$247,449	$(169,410)	$78,039	$332,684	$(175,506)	$157,178

Property net operating income:
Continuing operations	$503,935	$8,180	$512,115	$503,483	$9,554	$513,037
Discontinued operations	(244)	—	(244)	20,454	14	20,468

Total property net operating income	$503,691	$8,180	$511,871	$523,937	$9,568	$533,505

Property operating margin from continuing and discontinued operations (4)			64.5%			65.5%

Property operating margin from continuing operations (4)			64.6%			65.5%

Capital and tenant improvement	$113,756	$7,452	$121,208	$76,610	$2,338	$78,948

Investments in unconsolidated joint ventures	$973,589	$(914)	$972,675

Total assets	$24,030,625	$848,615	$24,879,240

(1)	Included in property operating revenues are rental revenues, tenant reimbursements, parking income and other income.

(2)	Included in property operating expenses are real estate taxes, insurance, repairs and maintenance and property operating expenses.

(3)	Interest expense for the Office Properties represents interest expense on property secured mortgage debt and does not include interest expense on the unsecured notes or the line of credit.

(4)	Property operating margin is calculated by dividing property net operating income by property operating revenues.

Equity Office Properties Trust
Reconciliation of Net Income to Funds From Operations (“FFO”)

	For the three months ended March 31,
	2004		2003
		Per Weighted		Per Weighted
	Dollars	Average Share (b)	Dollars	Average Share (b)
		(Dollars in thousands, except per share amounts)
Reconciliation of net income to FFO (a):
Net income	$78,039	$0.20	$157,178	$0.38
Real estate related depreciation and amortization and net gain on sales of real estate, including our share of unconsolidated joint ventures and adjusted for minority interests’ share in partially owned properties	191,566	0.48	175,854	0.43
Cumulative effect of a change in accounting principle	33,697	0.08	—	—
Minority interests in EOP Partnership share of add back for real estate related depreciation and amortization, net gain on sales of real estate and cumulative effect of a change in accounting principle	(24,450)	(0.06)	(19,145)	(0.05)

FFO	278,852	0.70	313,887	0.77
Preferred distributions	(12,748)	(0.03)	(15,461)	(0.04)

FFO available to common shareholders — basic	$266,104	$0.67	$298,426	$0.73

Adjustments to arrive at FFO available to common shareholders
plus assumed conversions:	Net Income	FFO	Net Income	FFO
Net income and FFO	$78,039	$278,852	$157,178	$313,887
Preferred distributions	(12,748)	(12,748)	(15,461)	(15,461)

Net income and FFO available to common shareholders	65,291	266,104	141,717	298,426
Net income allocated to minority interests in EOP Partnership	7,949	7,949	17,314	17,314
Minority interests in EOP Partnership share of add back for real estate related depreciation and amortization, net gain on sales of real estate and cumulative effect of a change in accounting principle	—	24,450	—	19,145
Preferred distributions on Series B preferred shares, of which is assumed to be converted into Common Shares	—	3,931	—	3,931

Net income and FFO available to common shareholders plus assumed conversions	$73,240	$302,434	$159,031	$338,816

Weighted average Common Shares, dilutive potential common shares plus assumed conversions outstanding	451,142,921	459,532,275	459,301,852	467,691,206

Net income and FFO available to common shareholders plus assumed conversions per share	$0.16	$0.66	$0.35	$0.72

	Common Shares and common share equivalents
Weighted average Common Shares outstanding (used for both net income and FFO basic calculation)	399,757,911	408,283,546
Redemption of Units for Common Shares	48,894,154	50,053,934
Impact of options and restricted shares which are dilutive to both net income and FFO	2,490,856	964,372

Weighted average Common Shares and dilutive potential common shares used for net income available to common shareholders	451,142,921	459,301,852
Impact of conversion of Series B preferred shares, which are dilutive to FFO, but not net income	8,389,354	8,389,354

Weighted average Common Shares, dilutive potential common shares plus assumed conversions used for the calculation of FFO available to common shareholders plus assumed conversions	459,532,275	467,691,206

(a)	FFO is a non-GAAP financial measure. The most directly comparable GAAP measure is net income, to which it is reconciled. See definition below.

(b)	FFO per share may not total the sum of the per share components in the reconciliation due to rounding.

FFO Definition:

     FFO is defined as net income, computed in accordance with accounting principles generally accepted in the United States (“GAAP”), excluding gains or losses from sales of properties, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis. We believe that FFO is helpful to investors as one of several measures of the performance of an equity REIT. We further believe that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other equity REITs. Investors should review FFO, along with GAAP net income when trying to understand an equity REIT’s operating performance. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. FFO does not represent cash generated from operating activities in accordance with GAAP, nor does it represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.

Equity Office Properties Trust
Core Portfolio Segment Results
March 31, 2004

     The financial data presented in the Consolidated Statements of Operations show changes in revenues and expenses from period-to-period. We do not believe our period-to-period financial data are necessarily comparable because we acquire and dispose of properties on an ongoing basis. The following table shows results attributable to the properties that were held during both periods being compared (the “Core Portfolio”). The information below is for consolidated office and industrial properties only.

	For the three months ended March 31,		Change
	2004	2003	$	%
	(Dollars in thousands)
Property Operating Revenues (before straight-line rent)	$725,287	$743,852	$(18,565)	(2.5)%
Straight-line rent	19,677	10,971	8,706	79.4%

Property Operating Revenue	744,964	754,823	(9,859)	(1.3)%

Real estate taxes	79,303	85,126	(5,823)	(6.8)%
Insurance, repairs and maintenance and property operating expenses	186,776	175,611	11,165	6.4%

Property Operating Expense:	266,079	260,737	5,342	2.0%

Property Operating Revenues less Property Operating Expenses	$478,885	$494,086	$(15,201)	(3.1)%

Property Operating Margin (Property Operating Revenues less Property Operating Expenses divided by Property Operating Revenue)	64.3%	65.5%		(1.2)%

Property Operating Revenues less Property Operating Expenses	$478,885	$494,086	$(15,201)	(3.1)%
Less straight-line rent	(19,677)	(10,971)	(8,706)	79.4%

Property Operating Revenues less Property Operating Expenses (before straight-line rent)	$459,208	$483,115	$(23,907)	(4.9)%

Lease termination fees (included in Property Operating Revenue)	$14,083	$12,811	$1,272	9.9%

Property Operating Margin excluding lease termination fees	63.6%	64.9%		(1.3)%

Occupancy	At March 31, 2004	At December 31, 2002
Office	86.0%	87.8%		(1.8)%
Industrial	85.7%	88.9%		(3.2)%

Total	86.0%	87.9%		(1.9)%

Square Feet
Office	105,050,654
Industrial	5,752,734

Total	110,803,388

Number of Properties
Office	639
Industrial	75

Total	714